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                                                               EXHIBIT (a)(1)(F)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------
                                        GIVE THE NAME AND
                                      SOCIAL SECURITY NUMBER
     FOR THIS TYPE OF ACCOUNT:                 OF:
------------------------------------------------------------
 1.  An individual's account          The individual
 2.  Two or more individuals (joint   The actual owner of
     account)                         the account or, if
                                      combined funds, the
                                      first individual on
                                      the account(1)
 3.  Custodian account of a minor     The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable savings   The grantor trustee(1)
        trust account (grantor is
        also trustee)
     b. So called trust account that  The actual owner(1)
     is not a legal or valid trust
        under State law

------------------------------------------------------------

-------------------------------------------------------------
                                         GIVE THE NAME AND
                                      EMPLOYER IDENTIFICATION
     FOR THIS TYPE OF ACCOUNT:              NUMBER OF:
-------------------------------------------------------------
 5.  Sole proprietorship account and  The owner(4)
     single-member limited liability
     companies (LLCs)
 6.  A valid trust, estate, or        Legal entity (Do not
     pension trust                    furnish the identifying
                                      number of the personal
                                      representative or
                                      trustee unless the
                                      legal entity itself is
                                      not designated in the
                                      account title.)(3)
 7.  Corporate account                The corporation
 8.  Religious, charitable, or        The organization
     educational organization
     account
 9.  Partnership                      The partnership(5)
10.  Association, club, or other tax  The organization
     exempt organization
11.  A broker or registered nominee   The broker or nominee
12.  Account with the Department of   The public entity
     Agriculture in the name of a
     public entity (such as a State
     or local government, school
     district, or prison) that
     receives agricultural program
     payments
-------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) List first and circle the name of the legal trust, estate, or pension trust.
(4) You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security number or your Employer Identification number.
(5) This also applies to LLCs with at least two members.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at your local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees generally exempted from backup withholding on ALL payments include the following:
   (1) A corporation.
   (2) A financial institution.
   (3) An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement plan or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.
   (4) The United States or any agency or instrumentality thereof.
   (5) A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
   (6) A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
   (7) An international organization or any agency, or instrumentality thereof.
   (8) A registered dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
   (9) A real estate investment trust.
  (10) A common trust fund operated by a bank under Section 584(a) of the Code.
  (11) An entity registered at all times under the Investment Company Act of 1940.
  (12) A foreign central bank of issue.
  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Section 404(k) distributions made by an ESOP.
  Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).
  - Payments described in Section 6049(b)(5) of the Code to nonresident aliens.
  - Payments on tax-free covenant bonds under Section 1451 of the Code.
  - Payments made by certain foreign organizations.
An exempt payee should enter its name, check the box indicating "Exempt from backup withholding," sign and date the form. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER THE APPROPRIATE COMPLETED INTERNAL REVENUE FORM W-8.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
 SERVICE.